UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	56-1431377
(State of incorporation or organization)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/100th interest in a share of 5.20% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box  ☐

Securities Act registration statement file number to which this form relates:

333-202237 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the depositary shares, each representing a 1/100th interest in a share of 5.20% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share (liquidation preference equivalent to $25.00 per depositary share), of National Retail Properties, Inc. (the “Registrant”) to be registered hereby is included under the sections titled “Description of Preferred Stock” and “Description of Depositary Shares” in the prospectus dated February 23, 2015 included in the Registrant’s Registration Statement on Form S-3 (No. 333-202237) (the “Base Prospectus”) and in the section titled “Description of Series F Preferred Stock and Depositary Shares” in the prospectus supplement thereto dated October 4, 2016 that was filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), which Prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are being filed with or incorporated by reference into this Form 8-A Registration Statement filed with the Securities and Exchange Commission:

3.1	First Amended and Restated Articles of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q on August 3, 2012 and incorporated herein by reference).

3.2	Articles Supplementary Establishing and Fixing the Rights and Preferences of 5.20% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share.

3.3	Third Amended and Restated Bylaws of the Registrant, as amended, as amended by Second Amendment to the Third Amended and Restated Bylaws of the Registrant and Third Amendment to the Third Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.4, Exhibit 3.5 and Exhibit 3.6, respectively, to the Registrant’s Annual Report on Form 10-K on February 19, 2014 and incorporated herein by reference).

4.1	Form of Deposit Agreement, among the Registrant, American Stock Transfer & Trust Company, as Depositary, and the holders of depositary receipts.

4.2	Specimen receipt representing the Depositary Shares, each representing a 1/100th interest in a share of 5.20% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Registrant (included as part of Exhibit 4.1 above).

4.3	Specimen certificate representing the 5.20% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Registrant.

4.4	Specimen certificate representing the Common Stock, par value $0.01 per share, of the Registrant (filed as Exhibit 3.4 to the Registrant’s Registration Statement No. 1-11290 on Form 8-B and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer

Dated: October 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	First Amended and Restated Articles of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q on August 3, 2012 and incorporated herein by reference).

3.2	Articles Supplementary Establishing and Fixing the Rights and Preferences of 5.20% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share.

3.3	Third Amended and Restated Bylaws of the Registrant, as amended, as amended by Second Amendment to the Third Amended and Restated Bylaws of the Registrant and Third Amendment to the Third Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.4, Exhibit 3.5 and Exhibit 3.6, respectively, to the Registrant’s Annual Report on Form 10-K on February 19, 2014 and incorporated herein by reference).

4.1	Form of Deposit Agreement, among the Registrant, American Stock Transfer & Trust Company, as Depositary, and the holders of depositary receipts.

4.2	Specimen receipt representing the Depositary Shares, each representing a 1/100th interest in a share of 5.20% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Registrant (included as part of Exhibit 4.1 above).

4.3	Specimen certificate representing the 5.20% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Registrant.

4.4	Specimen certificate representing the Common Stock, par value $0.01 per share, of the Registrant (filed as Exhibit 3.4 to the Registrant’s Registration Statement No. 1-11290 on Form 8-B and incorporated herein by reference).